Exhibit 10.1
SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of October 8, 2010, by and between Vicor Technologies, Inc., a Delaware corporation (the “Company”), and the subscribers identified on the signature page hereto (the “Subscribers”).
     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);
     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, (i) a minimum of $1,500,000 and a maximum of $2,950,000 of principal amount (“Principal Amount”) promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); and (ii) Warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”) (the “Offering”). The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and
     WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the Escrow Agent, the Company and Perrin Holden & Davenport Capital Corp. (the “Placement Agent”) substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).
     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:
          1.1 Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on a Closing Date, Subscribers shall purchase and the Company shall sell to the Subscribers Notes in the Principal Amount. A “Closing Date” shall be the date that Subscribers’ funds representing the net amount due the Company from the Purchase Price is transmitted by wire transfer or otherwise to or for the benefit of the Company. The Company may conduct multiple closings for the sale of the Notes until the termination of the Offering. At a Closing Date, the Company shall deliver to each Subscriber its respective Note and Warrant, and the Company and each Subscriber shall deliver the other items set forth in Section 1.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 1.2 and 1.3, a Closing shall occur at such location as the Company and the Placement Agent shall mutually agree.
          1.2 Deliveries.
          (a) On or prior to a Closing Date, the Company shall deliver or cause to be delivered to each Subscriber the following:
               (i) this Agreement duly executed by the Company;

               (ii) a legal opinion of Akerman Senterfitt reasonably acceptable to the Placement Agent;
               (iii) a Note registered in the name of such Subscriber with a principal amount equal to the amount set forth on the signature page and an initial Conversion Price equal to 75% of the average closing bid price of the Common Stock for the 10 day trading period immediately prior to the initial Closing Date (such trading period to include only days where trading has occurred), subject to adjustment; and
               (iv) a Warrant to purchase such number of Warrant Shares equal to the principal amount of the Note divided by the initial Conversion Price (as set forth above) registered in the name of such Subscriber, subject to adjustment.
          (b) On or prior to a Closing Date, each Subscriber shall deliver or cause to be delivered to the Company the following:
               (i) this Agreement duly executed by such Subscriber;
               (ii) the Confidential Subscriber Questionnaire duly executed by such Subscriber substantially in the form of Exhibit D attached hereto; and
               (iii) such Subscriber’s Principal Amount by wire transfer to the account as specified in the Escrow Agreement.
          1.3 Closing Conditions.
          (a) The obligations of the Company hereunder in connection with a Closing are subject to the following conditions being met:
               (i) the accuracy in all material respects on a Closing Date of the representations and warranties of the Subscribers contained herein (unless as of a specific date therein);
               (ii) all obligations, covenants and agreements of each Subscriber required to be performed at or prior to a Closing Date shall have been performed; and
               (iii) the delivery by each Subscriber of the items set forth in Section 1.2(b) of this Agreement.
          (b) The respective obligations of the Subscribers hereunder in connection with a Closing are subject to the following conditions being met:
               (i) the accuracy in all material respects when made and on a Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);
               (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to a Closing Date shall have been performed;
               (iii) the delivery by the Company of the items set forth in Section 1.2(a) of this Agreement;

               (iv) there shall have been no Material Adverse Effect with respect to the Company since September 1, 2010; and
               (v) from September 1, 2010 through a Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Market (as defined herein), and, at any time prior to a Closing Date, trading in securities generally as quoted on the OTC Bulletin Board (or if the Common Stock does not trade on the Bulletin Board, any similar quotation service such as the OTCQB Market) (“Bulletin Board”), shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Placement Agent, makes it impracticable or inadvisable to purchase the Securities at a Closing.
          2. Notes and Warrants.
               (a) Notes. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on a Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell to each such Subscriber, a Note in the Principal Amount designated on the signature page hereto for each such Subscriber’s Purchase Price indicated thereon.
               (b) Warrants. On a Closing Date, the Company will issue and deliver the Warrants to the Subscribers. One Warrant will be issued for every Conversion Share which would be issued on a Closing Date assuming the complete conversion of the Note on the Closing Date at the Conversion Price. The exercise price to acquire a Warrant Share upon exercise of the Warrant shall be equal to $0.80, subject to adjustment as described in the Warrant. The Warrants shall be exercisable until four years after the issue date of the Warrants.
               (c) Allocation of Purchase Price. The Purchase Price will be allocated by each Subscriber, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.
          3. Subscriber Representations and Warranties. Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:
               (a) Organization and Standing of the Subscriber. Subscriber, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.
               (b) Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Note and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber or its board of directors or stockholders, if applicable, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

               (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.
               (d) Information on Company. Such Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s audited financial statements for the period ended December 31, 2009 filed on March 31, 2010, and unaudited financial statements for the periods ended March 31, 2010 (filed on May 11, 2010) and June 30, 2010 (filed on August 16, 2010) and all periodic reports and other information about the Company on such EDGAR Website (hereinafter referred to collectively as the “Reports”). Such financial statements were prepared pursuant to Generally Accepted Accounting Principles in the United States applied on a consistent basis (“GAAP”) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial adjustments. In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities. In addition to the representations and warranties made by the Subscriber as set forth in the Subscription Agreement, Subscriber further represents and warrants to the Company and Placement Agent that it understands and acknowledges the following risks associated with the Company and its securities:
               • An original issue discount related to the Notes and Warrants may have an adverse tax implication for you;
               • The Company may not have sufficient resources to pay back the Notes upon their maturity date;
               • The Company’s management owns or controls a significant number of the outstanding shares of the Company’s common stock and common stock equivalents, and will continue to have significant ownership of the Company’s voting securities for the foreseeable future;
               • Trading in the Common Stock has been of limited volume, so investors may not be able to sell as many of their Conversion Shares and/or Warrant Shares as they want at prevailing prices;
               • Neither the Notes, Conversion Shares, Warrants nor Warrant Shares have been registered under the Act and are subject to restrictions on transferability;

               • The future issuance of the Company’s authorized but unissued shares could adversely affect the market price for its shares; and
               • The Company’s need for the continued sale of equity securities will dilute existing stockholders and may adversely affect the market price for the Common Stock.
               (e) Information on Subscriber. Such Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the Securities Act and amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Subscriber is accurate.
               (f) Purchase of Notes and Warrants. On the Closing Date, such Subscriber will purchase the Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.
               (g) Compliance with Securities Act. Such Subscriber understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.
               (h) Conversion Shares and Warrant Shares Legend. The Conversion Shares and Warrant Shares shall bear the following or similar legend:
“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY AT THE COMPANY’S EXPENSE (OR IF THE COMPANY’S COUNSEL DOES NOT PROVIDE SUCH OPINION, COUNSEL

SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
               (i) Notes and Warrants Legend. The Notes and Warrants shall bear the following legend:
“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR- EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY AT THE COMPANY’S EXPENSE (OR IF THE COMPANY’S COUNSEL DOES NOT PROVIDE SUCH OPINION, COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
               (j) Communication of Offer. The offer to sell the Securities was directly communicated to such Subscriber by the Company or the Placement Agent. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.
               (k) Restricted Securities. Such Subscriber understands that the Securities have not been registered under the Securities Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Each Subsidiary is an Affiliate of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

               (l) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
               (m) Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.
               (n) Survival. The foregoing representations and warranties shall survive the Closing Date.
          4. Company Representations and Warranties. Except as set forth in the Schedules, the Company represents and warrants to and agrees with each Subscriber that:
               (a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein). For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by the Company, or (B) is under the actual control of the Company. As of the Closing Date, all of the Company’s Subsidiaries and the Company’s other ownership interests therein are set forth on Schedule 4(a). The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries except as set forth on Schedule 4(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 4(a). No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries. The Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.
               (b) Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.
               (c) Authority; Enforceability. This Agreement, the Notes, Warrants, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.
               (d) Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 4(d). Except as set forth on Schedule 4(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 4(d). There are no outstanding first refusal, preemptive or similar rights affecting the Company’s Common Stock or equity. The Company has not issued any capital stock since its most recently filed Report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the exercise of employee stock options under the Company’s stock option plans or the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans or as set forth in such Reports or on Schedule 4(d). There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
               (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, any Principal Market, or the Company’s common or preferred stockholders or holders of indebtedness or any other person is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and Subsidiaries of their obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law. The Company is not required to make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, which filings the Company shall make within the required time periods, upon timely notification by the Placement Agent.
               (f) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:
                    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or
                    (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of each Subscriber as described herein; or
                    (iii) other than as set forth on Schedule 4(f), result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or
                    (iv) result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.
               (g) The Securities. The Securities upon issuance:
                    (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;
                    (ii) have been, or will be, duly and validly authorized and on the dates of issuance of the Notes and Warrants, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable, and, subject to the Subscriber’s status as a “non-affiliate” of the Company, commencing six months after the applicable Closing, the Warrant Shares and Conversion Shares will be available for resale under Rule 144 promulgated under the Securities Act;
                    (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;
                    (iv) will not subject the holders thereof to personal liability by reason of being such holders; and
                    (v) assuming the representations and warranties of the Subscribers as set forth in Section 3 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.
               (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
               (i) No Market Manipulation. The Company and its Affiliates have not (i) taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, the Common Stock, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
               (j) Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since December 31, 2009, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.
               (k) [Reserved.]
               (l) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.
               (m) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.
               (n) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.
               (o) Material Changes; Undisclosed Liabilities. Since the date of the latest audited financial statements included within the Reports, except as specifically disclosed in a subsequent Report filed prior to the date hereof or as set forth on Schedule 4(o): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.
               (p) No Undisclosed Events or Circumstances. Since December 31, 2009, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.
               (q) Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.
               (r) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.
               (s) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

               (t) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
               (u) Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has a class of Common Stock registered pursuant to Section 12(g) of the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding two years. As of their respective dates, the Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The financial statements of the Company included in the Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Any changes to the financial statements included in the Reports resulting from the pending review of the Reports by the Commission will not individually, or in the aggregate, have a Material Adverse Effect on the financial position of the Company and its consolidated Subsidiaries as of the dates thereof as well as the results of operations and cash flows of the Company and its consolidated Subsidiaries for the period then ended. As of the Closing Date, the Company is not a “shell company” as defined in Rule 405 under the Securities Act.
               (v) Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company’s Common Stock is quoted on the Bulletin Board under the symbol VCRT. The Company has not received within the past twelve months any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
               (w) DTC and DWAC Status. The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company (“DTC”) Automated Securities Transfer Program and DTC’s Deposit Withdrawal Agent Commission system (“DWAC”). The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 4(w) hereto.
               (x) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (y) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.
               (z) Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens (as defined herein), except for Liens which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property, facilities and personal property held under lease by the Company is held by it under valid, subsisting and enforceable leases with which the Company is in compliance.
               (aa) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties where appropriate to do so, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (bb) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
               (cc) Transactions With Affiliates and Employees. Except as set forth in the Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
               (dd) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
               (ee) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.
               (ff) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product, a “FDA Product”), such FDA Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any FDA Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any FDA Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.
               (gg) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plans was granted (i) in accordance with the terms of the Company’s stock option plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
               (hh) Private Placement. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscribers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.
               (ii) Registration Rights. No person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
               (jj) Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby), capital lease obligations (which is senior only as to the property covered thereby) and liquidation preferences payable to holders of the Company’s preferred stock.
               (kk) Acknowledgment Regarding Subscribers’ Purchase of Securities. The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscribers’ purchase of the Securities. The Company further represents that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
               (ll) Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 4(a), (b), (c), (d), (e), (f), (h), (j), (l), (o), (p), (r), (s) (t), (y), (z), (aa),

(bb), (cc), (ee) and (ff) of this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all covenants described in Section 8 shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.
               (mm) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.
               (nn) Survival. The foregoing representations and warranties shall survive the Closing Date for each Subscriber until full repayment or conversion of the Subscriber’s Note.
          5. Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(2) or Section 4(6) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Placement Agent from the Company’s legal counsel opining on the availability of an exemption from registration under the Securities Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Placement Agent. The Company will provide, at the Company’s expense, to the Subscribers, such other legal opinions, if any, as are necessary in each Subscriber’s reasonable opinion and/or the opinion of the Company’s transfer agent for the issuance and resale of the Conversion Shares and Warrant Shares pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration. In the event the Company does not timely deliver such legal opinions, Subscribers may obtain a legal opinion from its own counsel, at the Company’s expense.
          6.1. Conversion of Notes.
               (a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 3(h). If and when a Subscriber sells the Conversion Shares in a manner that complies with Rule 144 of the Securities Act or any other exemption from registration under the Securities Act, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend at the time of sale, provided that Subscriber delivers reasonably requested representations in support of such opinion.
               (b) Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company pursuant to Section 11(a) of this Agreement. Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is delivered to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within three business days after the Conversion Date (such third day being the “Delivery Date”). In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided a request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.
               (c) The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 6.1 hereof later than the Delivery Date could result in economic loss to the Subscribers. As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 6.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered. The Company shall pay any payments incurred under this Section 6.1 upon demand. Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company. In the event the Conversion Shares are issued to the Subscriber in the form of a physical stock certificate, the Company shall reimburse the Subscriber for any fees charged by the Company’s transfer agent for the issuance of a stock certificate, which fees shall not be less than $90.00 per stock certificate.
          6.2. Mandatory Redemption at Subscriber’s Election. In the event (i) the Company is prohibited from issuing Conversion Shares at the time of conversion or (ii) upon the liquidation, dissolution or winding up of the Company or any Subsidiary, then at the Subscriber’s election, the Company must pay to each Subscriber not later than ten (10) days after request by such Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by, at Subscriber’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the Common Stock for the thirty days preceding the date demand is made by Subscriber pursuant to this Section 6.2 and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due under the Transaction Documents (“Mandatory Redemption Payment”). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) days after request, whichever is sooner (“Mandatory Redemption Payment Date”). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding. The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received. Liquidated damages calculated pursuant to Section 6.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Subscriber shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid. The foregoing notwithstanding, Subscriber may demand and receive from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

          6.3. Maximum Conversion. A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber shall have the authority to determine whether the restriction contained in this Section 6.3 will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company. Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.
          6.4. Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that Subscriber or any one associated or affiliated with Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, except failure to provide notice as required hereunder, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of Subscriber equal to the greater of (i) 125% of the outstanding principal and accrued but unpaid interest of the Note, and the aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, or (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Conversion Shares issuable upon conversion of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.
          6.5. Buy-In. In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

          6.6. Redemption. The Note shall not be redeemable or callable by the Company, except as described in the Note.
          7. Fees.
               (a) Broker’s/Placement Agent’s Commission. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering except as described on Schedule 7. The Company agrees that it is solely responsible for payment of the compensation set forth on Schedule 7. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber. The liability of the Company and each Subscriber’s liability hereunder is several and not joint. The Company represents that to the best of its knowledge there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering.
               (b) Subscribers’ Legal Fees. The Company shall pay a cash fee of $25,000 (plus out-of-pocket expenses, if any) to Ellenoff Grossman & Schole LLP (or a cash fee of $30,000 (plus out-of-pocket expenses, if any) in the event the gross proceeds of the Offering exceed $2,000,000) (collectively, “Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents, of which $10,000 has previously been paid.. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement upon the first Closing.
          8. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:
               (a) Stop Orders. Subject to the prior notice requirement described in Section 8(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and only if at least two (2) days prior notice of such instruction is given to the Placement Agent and the Subscribers.
               (b) Listing/Quotation. If applicable, the Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding. The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 8(n), the Company will provide the Placement Agent and the

Subscribers who hold Notes or Conversion Shares, with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is the Principal Market.
               (c) Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Placement Agent and the Subscribers.
               (d) Filing Requirements. From the date of this Agreement and until the last to occur of (i) all the Conversion Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes and Warrants are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (B) comply in all respects with its reporting and filing obligations under the Exchange Act, and (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the Exchange Act, if the Company is not subject to such reporting requirements. The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D as well as any required state securities filings and to provide copies thereof to the Placement Agent promptly after such filing.
               (e) Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes set forth on Schedule 8(e) hereto; provided, however, that the uses of proceeds may deviate up to ten percent (10%) from the amounts set forth in Schedule 8(e). Except as described on Schedule 8(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor settlement of outstanding litigation nor redemption of outstanding notes or equity instruments of the Company outstanding on the Closing Date.
               (f) Reservation. Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date (as defined in the Notes)) based on the Conversion Price at Closing and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants and will maintain a sufficient reserve from its authorized but unissued Common Stock for such purposes until all Notes are either satisfied or converted and all Warrants either expire or are exercised (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 8(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes. Without waiving the foregoing requirement, if at any time Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Note principal and interest at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants as such amounts may vary or adjust from time to time pursuant to the terms of the Notes and the Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum

Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation. The Company agrees to provide notice to the Subscribers not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.
               (g) DTC Program. At all times that the Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.
               (h) Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.
               (i) Insurance. As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.
               (j) Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.
               (k) Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.
               (l) Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value. Schedule 8(l) hereto identifies all of the intellectual property owned by the Company and Subsidiaries, which schedule includes but is not limited to patents, patents pending, patent applications, trademarks, tradenames, service marks and copyrights.
               (m) Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.
               (n) Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and a registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K (the “Form 8-K”) describing the Offering not later than the fourth (4th) business day after the Closing Date. In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing if such amount differs in any material respect from the amount set forth in the Company’s most recently filed Report. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Conversion Shares, Warrants or Warrant Shares are held by Subscribers, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within four (4) days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to Subscribers prior to delivery of such notice or information. Subscribers will be granted five days to notify the Company that Subscriber elects not to receive such information. In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers. In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.
               (o) Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 8(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 8(n) above. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to Subscriber not already made public by the Company may be made public and disclosed by the Subscriber.
               (p) Negative Covenants. So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:
                    (i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);
                    (ii) amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers (neither (a) an increase in the amount of authorized shares of common or preferred stock nor (b) a change in designations of preferred stock that does not in and of itself adversely affect the rights of the Subscribers, will be deemed adverse to the rights of the Subscribers);
                    (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock (other than dividends which accrue by the terms of such preferred stock or the conversion of preferred stock into Common Stock), or other equity securities other than to the extent permitted or required under the Transaction Documents;
                    (iv) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000 other than (i) for payment of salary, or fees for services rendered, pursuant to and on the terms of a written contract in effect at least five days prior to the Closing Date as described in the Reports, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports, or (iv) other transactions disclosed on the Reports; or
                    (v) pay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations, which in management’s good faith, reasonable judgment must be paid to avoid disruption of the Company’s businesses), other than the conversion or exchange of securities into Common Stock.
               (q) Seniority. Except for Permitted Liens, until the Notes are fully satisfied or converted, without a majority of the Subscribers’ written consent, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity or assets of the Company or any Subsidiary or any right to payment superior to any right of the Subscribers as holders of the Notes in or to such equity, assets or payment, nor issue or incur any debt not in the ordinary course of business, other than debt convertible into equity and subordinated to the Notes.
               (r) Notices. For so long as the Subscribers hold any Notes or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.
               (s) Transactions with Insiders. So long as the Notes are outstanding without a majority of the Subscribers consent, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual. “Affiliate” for purposes of this Section 8(s) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity. For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.
               (t) Notice of Event of Default. The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.
               (u) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
               (v) Investment Company. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
               (w) Lockup Agreement. The Company will deliver to the Placement Agent on or before the Closing Date and enforce the provisions of irrevocable lockup agreements (“Lockup Agreements”) in the form annexed hereto as Exhibit E, with the persons identified on Schedule 8(w) with respect to the Common Stock identified on Schedule 8(w).

          9. Covenants of the Company Regarding Indemnification.
               (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders (each, a “Subscriber Party”), against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; (ii) any action instituted against a Subscriber Party or their affiliates by any stockholder of the Company with respect to any of the transactions contemplated by the Transaction Documents or (iii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.
               (b) If any action shall be brought against any Subscriber Party in respect of which indemnity may be sought pursuant to this Agreement, the Subscriber Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Subscriber Party. Any Subscriber Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Subscriber Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Subscriber Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Subscriber Party under this Agreement (y) for any settlement by a Subscriber Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Subscriber Party’s breach of any of the representations, warranties, covenants or agreements made by such Subscriber Party in this Agreement or in the other Transaction Documents.
               (c) In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).
          10.1. Unlegended Shares and 144 Sales.
               (a) Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. Subscriber agrees that it will sell the Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein. Subscriber acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 10.1 is predicated upon the Company’s reliance upon this understanding.
               (b) Delivery of Unlegended Shares. Within five days (such fifth day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares or Warrant Shares has been sold pursuant to a registration statement or Rule 144 under the Securities Act, (ii) a representation that the requirements of Rule 144, if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 3(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.
               (c) DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the DTC through its DWAC system, if such transfer agent participates in such DWAC system and provided Subscriber’s prime broker initiates the DWAC deposit for the required number of shares on the DWAC system. Such delivery must be made on or before the Unlegended Shares Delivery Date.
               (d) Late Delivery of Unlegended Shares. The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 10.1 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 10.1 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”). The Company shall pay any payments incurred under this Section 10.1 in immediately available funds upon demand.
               (e) Injunction. In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 10 and the Company is required to deliver such Unlegended Shares pursuant to Section 10, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents (except for the requirements under Section 10.1(b)), or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond as required, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.
               (f) Buy-In. In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

          10.2. 144 Default. At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the Securities Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates, or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default. Liquidated Damages shall not be payable pursuant to this Section 10.2 in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Rule 144(b)(1)(i) of the Securities Act or pursuant to an effective registration statement.
          11. Miscellaneous.
               (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Vicor Technologies, Inc., 10415 2300 NW Corporate Boulevard Suite 123 Boca Raton, FL 33431, Attn: David H. Fater, CEO, facsimile: (561) 995-2449, with a copy by facsimile only to: Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, Attn: Leonard H. Bloom, Esq., facsimile: (305) 374-5095, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on the signature page hereto, with additional copies by fax only to (which shall not constitute notice) Perrin Holden & Davenport Capital Corp., 5 Hanover Square Suite 500, New York New York 10004, Attn: Jody Eisenman, facsimile: (212) 202-3937 and Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Stuart Neuhauser, Esq., facsimile: (212) 370-7889.
               (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.
               (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.
               (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
               (e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 11(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.
               (f) Damages. In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages. In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.
               (g) Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company. The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 11(g).
               (h) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.
               (i) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
               (j) Consent. As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than a majority of the outstanding Principal Amount of Notes on the date consent is requested (such Subscribers being a “Majority in Interest”). A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.
               (k) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.
               (l) Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.
               (m) Maximum Liability. In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

               (n) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.
               (o) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.
[-SIGNATURE PAGES FOLLOW-]

Signature Page for Individuals:
     IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Principal Amount	Number of Warrants

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

Joint Tenancy	Tenants in Common

Signature Page for Partnerships, Corporations or Other Entities:
     IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Principal Amount	Number of Warrants

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

By:

Signature: Name:	Print or Type Name and Indicate
Title:	Title or Position with Entity

Acceptance:
     IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to $                     of Notes.

VICOR TECHNOLOGIES, INC. a Delaware corporation
By:
	Name:	David H. Fater
	Title:	Chief Executive Officer

Dated: ___, 2010

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Warrant

Exhibit C	Escrow Agreement

Exhibit D	Confidential Subscriber Questionnaire

Exhibit E	Form of Lockup Agreement

Schedule 4(a)	Subsidiaries

Schedule 4(d)	Capitalization and Additional Issuances

Schedule 4(f)	Anti-dilution

Schedule 4(o)	Material Changes; Undisclosed Liabilities

Schedule 4(w)	Transfer Agent

Schedule 7	Fees

Schedule 8(e)	Use of Proceeds

Schedule 8(l)	Intellectual Property

Schedule 8(w)	Lockup Providers

EXHIBIT A
FORM OF NOTE
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY AT THE COMPANY’S EXPENSE (OR IF THE COMPANY’S COUNSEL DOES NOT PROVIDE SUCH OPINION, COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $[ ]	Issue Date: [ ], 2010
CONVERTIBLE PROMISSORY NOTE
     FOR VALUE RECEIVED, VICOR TECHNOLOGIES, INC., a Delaware corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to the order of [            ] (the “Holder”), address at [            ], Fax: [            ] without demand, the sum of up to [ ] Dollars ($[            ]) (“Principal Amount”), with interest accruing thereon, on September 30, 2012 (the “Maturity Date”), if not sooner paid or modified as permitted herein.
     This Note has been entered into pursuant to the terms of a subscription agreement by and among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”) issued at a Closing (the “Subscription Agreement”) for an aggregate Principal Amount of up to $2,950,000. Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Subscription Agreement. The following terms shall apply to this Note:
ARTICLE I
GENERAL PROVISIONS
     1.1 Interest Rate. Interest on this Note shall accrue monthly at the annual rate of ten percent (10%). Interest will be payable commencing on the last business day of the sixth (6th) month anniversary of the Issue Date and on the first day of each month thereafter and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below. Notwithstanding the foregoing, in the event the Holder participates in a Redemption (as defined herein) within six months of the Issue Date, the Holder will waive the payment by the Borrower of any accrued but unpaid interest on the Note on the portion of the Note so redeemed. Interest will be payable in cash or Common Stock, at the election of the Company and subject to Section 2.1, with shares of Common Stock at a per share value equal to the applicable conversion price set forth in Section 2.1(b). Interest may be paid at the Company’s election in cash or Common Stock to the extent resellable pursuant to Rule 144 and to the extent such share issuance is not limited by transfer or volume restrictions and provided such payment in Common Stock would not cause the Holder to exceed the restrictions on ownership set forth in Section 2.3. So long as this Note is outstanding, if the Borrower shall issue any debt with an interest rate in excess of ten percent (10%) or preferred stock with a dividend rate in excess of ten percent (10%) (such rate, the “Higher Rate”), the interest rate on this Note shall automatically adjust to the Higher Rate.
     1.2 Payment Grace Period. The Borrower shall not have any grace period to pay any monetary amounts due under this Note. After the Maturity Date and during the pendency of an Event of Default, (as defined in Article IV) a default interest rate of fifteen percent (15%) per annum shall be in effect.
     1.3 Conversion Privileges. The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.
     1.4 Pari Passu. All payments made on this Note and the Other Notes and except as otherwise set forth herein all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to mandatory conversion, shall be made and taken pari passu with respect to this Note and the Other Notes.
     1.5 Miscellaneous. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.
ARTICLE II
CONVERSION RIGHTS
     The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.0001 par value per share (“Common Stock”) as set forth below.
     2.1. Conversion into the Borrower’s Common Stock.
          (a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price (as defined herein) then in effect.

          (b) Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be equal to the lesser of (i) seventy-five percent (75%) of the average closing bid price for the Common Stock on the OTC Bulletin Board (or if the Common Stock does not trade on the OTC Bulletin Board, any similar quotation service such as the OTCQB Market) (the “Principal Market”) for the ten trading days preceding the Issue Date, which is equal to $[ ] per share (the “Fixed Conversion Price”) or (ii) at any time after six months subsequent to the Issue Date, seventy-five percent (75%) of the average of the three (3) lowest closing bid prices on the Principal Market for the Common Stock during the ten (10) trading days preceding the Conversion Date (the “Adjustable Conversion Price”). Notwithstanding the foregoing, if the Borrower shall enter into an agreement with an underwriter or placement agent to conduct a registered public offering (“Registered Offering”) of the Common Stock or securities convertible into or exercisable for shares of Common Stock based on a fixed market price of the Common Stock on the date of the closing of the Registered Offering and which is not adjustable based on the future market price of the Common Stock (such price, the “Registered Offering Price”), then the Conversion Price shall be equal to:
               (1) within six months of the Issue Date, the lesser of (i) the Fixed Conversion Price and (ii) eighty percent (80%) of the Registered Offering Price; or
               (2) at any time after six months subsequent to the Issue Date, the lesser of (i) the Fixed Conversion Price, (ii) eighty percent (80%) of the Registered Offering Price and (iii) the Adjustable Conversion Price.
If at any time subsequent to the Issue Date the Borrower shall agree to or issues any securities convertible into or exercisable for shares of Common Stock to any person or entity at less than seventy-five percent (75%) of a, or an average, closing bid price on the Principal Market for the Common Stock (such percentage, the “Greater Discount”) and such conversion or exercise price is adjustable based on the future market price of the Common Stock, then the Conversion Price shall automatically be reduced to the Greater Discount.
          (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:
               A. Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (in any such case, a “Fundamental Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.
               B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.
               C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.
          (d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the tenth (10th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice is an Event of Default under this Note.
          (e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note. If the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the Conversion Price then in effect, the Borrower shall at the same time take all necessary actions to ensure that there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Notes.
     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, upon surrender of the existing Note.
     2.3. Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%. The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.
     2.4. Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon the request of the Holder, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.
ARTICLE III
ACCELERATION AND REDEMPTION
     3.1. Redemption. This Note may not be prepaid, converted, redeemed or called by the Borrower without the consent of the Holder except as described in this Note.
     3.2. Fundamental Transaction. Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Borrower notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment for the then outstanding Principal Amount, and any other amount owed to the Holder pursuant to the Transaction Documents.
     3.3. Redemption of Principal Amount upon Qualified Financing.
          (a) In the event the Company has raised $5,000,000 or more from the sale of capital stock or debt securities in one or more related or unrelated financings subsequent to the last Closing (“Qualified Financing”), then the Borrower shall offer to prepay the outstanding Principal Amount of this Note (“Redemption”), in whole or in part, by paying to the Holder: (x) a sum of money equal to: (i) if the Redemption occurs within sixty days of the Issue Date, one hundred and ten percent (110%) of the Principal Amount to be redeemed, (ii) if the Redemption occurs between sixty and one hundred and twenty days of the Issue Date, one hundred and twelve and a half percent (112.5%) of the Principal Amount to be redeemed, and (iii) if the Redemption occurs more than one hundred and twenty days subsequent to the Issue Date, one hundred and fifteen percent (115%) of the Principal amount to be redeemed, and (y) accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”). Within five business days of the closing of a Qualified Financing, Borrower shall notify the Holder of the Redemption in writing (“Notice of Redemption”) at its registered address appearing on the books and records of the Borrower. The Notice of Redemption shall specify the date for such Redemption

(the “Redemption Payment Date”), which date shall be at least thirty (30) business days after the date of the Notice of Redemption (the “Redemption Period”).
          (b) Notwithstanding the Notice of Redemption, the Holder shall not be required to tender its Note for Redemption and at all times prior to the Maturity Date the Holder shall maintain the right to convert all or a portion of the Note. A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, or subject to the previous sentence, for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds (other than any accrued but unpaid interest, which shall be paid in Common Stock) to the Holder. Borrower’s failure to (i) initiate the Redemption upon the occurrence of a Qualified Financing or (ii) pay the Redemption Amount on the Redemption Payment Date as set forth herein, may be deemed by Holder to be a non-curable Event of Default. During the Redemption Period, the Company must abide by all of its obligations to the Holder.
     3.4. Redemption of Principal Amount upon Non-Qualified Financing.
          (a) In the event the Company has raised funds of less than $5,000,000 from the sale of capital stock or debt securities in one or more related or unrelated financings subsequent to the last Closing (“Non-Qualified Financing”), then the Borrower shall offer to prepay the portion of the Principal Amount obtained by multiplying the outstanding Principal Amount by a fraction of which the numerator is the amount raised in the Non-Qualified Financing and the denominator is $5,000,000 (“Non-Qualified Redemption”). In connection with the Non-Qualified Redemption, the Company shall pay the Holder or the Other Holders, as applicable, (x) a sum of money equal to: (i) if the Non-Qualified Redemption occurs within sixty days of the Issue Date, one hundred and ten percent (110%) of the Principal Amount to be redeemed, (ii) if the Non-Qualified Redemption occurs between sixty and one hundred and twenty days of the Issue Date, one hundred and twelve and a half percent (112.5%) of the Principal amount to be redeemed, and (iii) if the Non-Qualified Redemption occurs more than one hundred and twenty days subsequent to the Issue Date, one hundred and fifteen percent (115%) of the Principal Amount to be redeemed, and (y) accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Non-Qualified Redemption Amount”). Within five business days of the closing of a Non-Qualified Financing, Borrower shall notify the Holder or the Other Holders, as applicable, of the Non-Qualified Redemption in writing (“Notice of Non-Qualified Redemption”) at its registered address appearing on the books and records of the Borrower. The Notice of Redemption shall specify the date and amount of such Non-Qualified Redemption (the “Non-Qualified Redemption Payment Date”), which date shall be at least thirty (30) business days after the date of the Notice of Non-Qualified Redemption (the “Non-Qualified Redemption Period”). In the event Holders request that Notes in excess of the Non-Qualified Redemption Amount be subject to the Non-Qualified Redemption, the Principal Amount subject to the Non-Qualified Redemption shall be reduced on a pro rata basis based on the outstanding Principal Amount of Notes held by such Holders.
          (b) Notwithstanding the Notice of Non-Qualified Redemption, the Holder shall not be required to tender its Note for Non-Qualified Redemption and at all times prior to the Maturity Date and the Holder shall maintain the right to convert all or a portion of the Note. A Notice of Non-Qualified Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, or subject to the previous sentence, for conversions initiated or made by the Holder during the Non-Qualified Redemption Period. On the Non-Qualified Redemption Payment Date, the Non-Qualified Redemption Amount, less any portion of the Non-Qualified Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds (other than any accrued but unpaid interest, which shall be paid in Common Stock) to the Holder. Borrower’s failure to (i) initiate the

Non-Qualified Redemption upon the occurrence of a Non-Qualified Financing or (ii) pay the Non-Qualified Redemption Amount on the Non-Qualified Redemption Payment Date as set forth herein, may be deemed by Holder to be a non-curable Event of Default. During the Non-Qualified Redemption Period, the Company must abide by all of its obligations to the Holder.
ARTICLE IV
EVENT OF DEFAULT
     The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived:
     4.1 Failure to Pay Principal or Interest. The Borrower (i) fails to pay any installment of principal under this Note when due or (ii) fails to pay any interest or other sums due under this Note within three (3) business days after such amounts are due.
     4.2 Breach of Covenant. The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Subscription Agreement, Escrow Agreement, Warrant or this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of ten (10) days.
     4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, the Warrant or the Escrow Agreement shall be false or misleading in any material respect as of the date made and the Closing Date.
     4.4 Liquidation. Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.
     4.5 Cessation of Operations. Any cessation of operations by Borrower or a Subsidiary.
     4.6 Maintenance of Assets. The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future).
     4.7 Receiver or Trustee. The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.
     4.8 Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $75,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.
     4.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.

     4.10 Delisting. The failure of the Borrower to maintain the listing or quotation of its Common Stock on a Principal Market; failure to comply with the requirements for continued quotation on the Principal Market for a period of seven (7) consecutive trading days; or notification from the Principal Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) days following such notification.
     4.11 Non-Payment. A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $75,000 for more than twenty (20) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith.
     4.12 Stop Trade. An SEC or judicial stop trade order or Principal Market suspension that lasts for ten (10) or more consecutive trading days.
     4.13 Failure to Deliver Common Stock or Replacement Note. Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, Sections 6 and 10 of the Subscription Agreement, [and the Warrant] or, if required, a replacement Note following a partial conversion.
     4.14 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants, the number of shares of Common Stock as required in the Subscription Agreement, this Note and the Warrants, and such failure continues for a period of ten (10) business days.
     4.15 Financial Statement Restatement. The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.
     4.16 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.
     4.17 Other Default. The occurrence of an Event of Default as described in the Subscription Agreement, the Escrow Agreement or the Warrant that, if susceptible to cure, is not cured during any designated cure period.
     4.18 Notification Failure. A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or the Subscription Agreement and Borrower fails to cure such failure within five (5) business days of the required notification date.
ARTICLE V
MISCELLANEOUS
     5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Vicor Technologies, Inc., 10415 2300 NW Corporate Boulevard Suite 123 Boca Raton, FL 33431, Attn: David H. Fater, CEO, facsimile: (561) 995-2449, with a copy by facsimile only to: Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, Attn: Leonard H. Bloom, Esq., facsimile: (305) 374-5095, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note, with copies (which shall not constitute notice) by fax only to: Perrin Holden & Davenport Capital Corp., 5 Hanover Square Suite 500, New York New York 10004, Attn: Jody Eisenman, facsimile: (212) 202-3937 and Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Stuart Neuhauser, Esq., facsimile: (212) 370-7889.
     5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.
     5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.
     5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.
     5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.
     5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.
     5.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.
     5.9 Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.
     5.10 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Notice of Conversion to the Borrower.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the                      day of                    , 2010.

VICOR TECHNOLOGIES, INC.
By:
	Name:	David H. Fater
	Title:	Chief Executive Officer

WITNESS:

EXHIBIT A — NOTICE OF CONVERSION
(To be executed by the Registered Holder in order to convert the Note)
     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by VICOR TECHNOLOGIES, INC. on [       ], 2010 into Shares of Common Stock of VICOR TECHNOLOGIES, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of VICOR TECHNOLOGIES, INC.

Shares To Be Delivered:

Signature:

Print Name:

Address:

EXHIBIT B
FORM OF WARRANT
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY AT THE COMPANY’S EXPENSE (OR IF THE COMPANY’S COUNSEL DOES NOT PROVIDE SUCH OPINION, COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase [ ] shares of Common Stock of Vicor Technologies, Inc. (subject to adjustment as provided herein)
COMMON STOCK PURCHASE WARRANT

No. [ ]	Issue Date: [ ], 2010
     VICOR TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received [                ] (the “Holder”), address at [           ], Fax: [            ], or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the date which is four years after the Issue Date (the “Expiration Date”), up to [       ] fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.80. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of [            ], 2010, entered into by the Company, the Holder and the other signatories thereto.
     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
     (A) The term “Company” shall mean Vicor Technologies, Inc., a Delaware corporation, and any corporation which shall succeed or assume the obligations of Vicor Technologies, Inc. hereunder.
     (B) The term “Common Stock” includes (i) the Company’s Common Stock, $0.0001 par value per share, as authorized on the date of the Subscription Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (C) For purposes of this Warrant, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:
          (a) If the Company’s Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, the NYSE Amex or the OTC Bulletin Board, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;
          (b) If the Company’s Common Stock is traded on the OTCQB Market, the over-the-counter market or Pink Sheets, then the lowest average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date of any market on which the Company’s Common Stock is traded;
          (c) Except as provided in clause (d) below and Section 3.1, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or
          (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.
     (D) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.
     (E) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.
     1. Exercise of Warrant.
          1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 or upon exercise of this Warrant in part in accordance with Section 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 below.
          1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the

Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.
          1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.
          1.4. Automatic Exercise. In the event this Warrant is exercisable pursuant to the provisions of Section 2 hereof on a cashless basis as of the close of the last trading day on or before the Expiration Date, then this Warrant, to the extent not previously unexercised and subject to the limitation in Section 9 of this Warrant shall be deemed to have been automatically exercised without the requirement of any notice or delivery of the Subscription Form, pursuant to the terms of Section 2. Such Expiration Date will be deemed the exercise date for purposes of determining the Warrant Share Delivery Date and similar terms hereof.
          1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.
          1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the full purchase price listed in the Subscription Form is received as specified in Section 1.2, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered, not to exceed a maximum amount of liquidated damages of 10% of the Purchase Price of the Warrant Shares. The Company shall pay any payments incurred under this Section 1.6 in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may

revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.
          1.7. Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant after the Warrant Share Delivery Date and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.
     2. Exercise.
          (a) Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.
          (b) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 1.2, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=	Y (A-B) A

Where	X=	the number of shares of Common Stock to be issued to the Holder

	Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A=	Fair Market Value

	B=	Purchase Price (as adjusted to the date of such calculation)

     For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.
     3. Adjustment for Reorganization, Consolidation, Merger, etc.
          3.1. Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
          3.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.
     4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.
     5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 10 hereof).
     6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.
     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.
     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     9. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%. The Holder may decide whether to convert a Convertible Note or exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.
     10. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.
     11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
     12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Vicor Technologies, Inc., 10415 2300 NW Corporate Boulevard Suite 123 Boca Raton, FL 33431, Attn: David H. Fater, CEO, facsimile: (561) 995-2449, with a copy by facsimile only to: Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, Attn: Leonard H. Bloom, Esq., facsimile: (305) 374-5095, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on the signature page hereto, with additional copies by fax only to (which shall not constitute notice) Perrin Holden & Davenport Capital Corp., 5 Hanover Square Suite 500, New York New York 10004, Attn: Jody Eisenman, facsimile: (212) 202-3937 and Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Stuart Neuhauser, Esq., facsimile: (212) 370-7889.

     13. Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
[-Signature Page Follows-]

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

VICOR TECHNOLOGIES, INC.
By:
	Name:	David H. Fater
	Title:	Chief Executive Officer

Exhibit A
FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO: VICOR TECHNOLOGIES, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___________), hereby irrevocably elects to purchase (check applicable box):
___       ________ shares of the Common Stock covered by such Warrant; or
___       the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.
The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):
___       $__________ in lawful money of the United States; and/or
___       the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or
___       the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.
The undersigned requests that the certificates for such shares be issued in the name of, and delivered pursuant to the DTC instructions below or to __________________________________________ whose address is
.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

DTC Instructions:

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B
FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)
          For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of VICOR TECHNOLOGIES, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of VICOR TECHNOLOGIES, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ,

(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)

(address)

ACCEPTED AND AGREED:

[TRANSFEREE]

(address)

(Name)

EXHIBIT C
ESCROW AGREEMENT
ESCROW AGREEMENT
     This ESCROW AGREEMENT (this “Agreement”) made as of September 3, 2010, by and among Vicor Technologies, Inc. (the “Issuer”) and Perrin Holden & Davenport Capital Corp. (the “Placement Agent”), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 (the “Escrow Agent”).
WITNESSETH:
     WHEREAS, the Issuer is offering to “accredited investors,” on a “best efforts” basis, up to $2,950,000 principal amount of the Issuer’s 10% Convertible Notes (the “Notes”) and warrants to purchase shares at an exercise price of $.80 (the “Securities”) to be sold in units (“Units”) at a purchase price of $100,000 (or such other amount as may be agreed upon by the parties) per Unit (the “Offering”) for a total Offering of $2,950,000 (the “Maximum Offering Amount”), with a minimum amount to close of $1,500,000 (the “Minimum Offering Amount”).
     WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the subscribers of the Securities (the “Investors”) or the Placement Agent in connection with such private offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and
     WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the “Bank”) into which the subscription monies, which are received by the Escrow Agent from the Investors or the Placement Agent and credited to the Escrow Account, are to be deposited.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:
     1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).
     2. Establishment of the Bank Account.
          2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.
          2.2 On or before the date of the initial deposit in the Bank Account pursuant to this

Agreement, the Placement Agent shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the “Effective Date”), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.
          2.3 The “Offering Period,” which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Placement Agent’s discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.
     3. Deposits to the Bank Account.
          3.1 The Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks or wire transfers, provided however that “Cashiers” checks and “Money Orders” must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “CST&T Vicor Technologies, Inc. Escrow Account.” Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.
          3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).
          3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name address, tax identification number and the principal amount of the Note. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.
          3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours.
          3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.”
          3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agent.
          3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the purchaser.
     4. Disbursement from the Bank Account.
          4.1 If by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Offering Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction there from, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.
          4.2 If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with instructions.
          4.3 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.
     5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:
          5.1 The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.
          5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.
          5.3 The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the

Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.
          5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.
          5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.
          5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.
          5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.
          5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.
     6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company and the Placement Agents fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Company and the Placement Agent shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.
     7. Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:
          7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.
          7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.
          7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.
          7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.
          7.5 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.
     8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Placement Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.
     9. Indemnification and Contribution.
          9.1 The Issuer (the “Indemnitors”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.
          9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.
          9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.
     10. Termination of Agreement. This Agreement shall terminate on the final disposition of the

Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.
     11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.
     12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.
     13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.
     14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.
     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
	Title:	President

PERRIN HOLDEN & DAVENPORT CAPITAL CORP.
By:
Name:
Title:

VICOR TECHNOLOGIES, INC.
By:
Name:
Title:

EXHIBIT A
ESCROW AGREEMENT INFORMATION SHEET
1.	The Issuer Name: Vicor Technologies, Inc. Address: 10415 2300 NW Corporate Boulevard Suite 123 Boca Raton, FL 33431

Tax Identification Number: 20-2903491
2.	The Placement Agent Name: Perrin Holden & Davenport Capital Corp. Address: 5 Hanover Square, Suite 500, New York New York 10004

3.	The Securities

Description of the Securities to be offered: Up to $2,950,000 principal amount of the Issuer’s 10% Convertible Notes and warrants to purchase common stock of the Issuer at an exercise price of $.80 per share.

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: $1,500,000

5.	Plan of Distribution of the Securities Initial Offering Period: Through November 1, 2010. Extension Period, if any: Through December 1, 2010.

6.	Title of Escrow Account: “CST&T Vicor Technologies, Inc.”
7.	Escrow Agent Fees and Charges

$2,500: $1250.00 payable at signing of the Escrow Agreement, plus $1250.00 prior to the Closing. A fee of $500 will be payable for document review services related to each amendment to the Escrow Agreement and a $250 charge for each approved extension of the Termination Date.

Distribution charges: $10.00 per check $50.00 per wire $50.00 per check returned (NSF) check $50.00 lost check replacement fee

EXHIBIT D
CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE
INVESTOR QUESTIONNAIRE
To Vicor Technologies, Inc.:
The information contained in this questionnaire is being furnished to Vicor Technologies, Inc. (the “Company”) and Perrin Holden & Davenport Capital Corp. “Perrin”) by the undersigned Investor (“Investor”) so that the Company and Perrin may determine if the Investor is qualified to purchase the units containing warrants and a 10% convertible promissory note (the “Units”) to be issued by the Company in a private offering under the Securities Act of 1933, as amended (“Securities Act”). The Investor understands that the Company and Perrin will rely upon the following information for purposes of making such determination, and that the Units will not be registered under the Securities Act in reliance upon an exemption from registration for private offerings.
All information contained in this Questionnaire will be treated confidentially. However, the Investor understands and agrees that the Company and Perrin may present this Questionnaire to such persons as it deems appropriate if called upon to establish that: (i) the offer and sale of the Units is exempt from registration under the Securities Act or any other applicable securities laws; (ii) the Company and Perrin are in compliance with U.S. federal and other applicable laws; or (iii) the Company and Perrin have a defense based on the information in this Questionnaire against any lawsuit, action or other proceeding brought against it by any person.
Questionnaire:
If the Units subscribed for, or are to be owned, by more than one person, each co-Investor must complete a separate Investor Questionnaire and sign the signature page.
All questions must be answered. If the appropriate answer is “None” or “Not Applicable,” please so state. Please attach additional sheets if necessary to complete your answers to any item.
     1. General Information Regarding Investor

(a)	Name of Investor:

Additional Investor:

(i.e., Joint Tenant)

(b)	If a Corporation or other entity,

type of entity (i.e., corporation, partnership, trust, etc.) and address of principal place of business:

Telephone number:

Facsimile number:

E-Mail Address:

(c)	If individual, home address:

Telephone number:

Facsimile number:

E-Mail Address:

(d)	Taxpayer Identification No. or Social Security No.:

(e)	Tax year end of Investor:

(f)	If a Corporation or other entity, nature of business:

(g)	If a Corporation or other entity, date and jurisdiction of formation:

(h)	If a Corporation or other entity, number of equity owners:

2.	Information Regarding Corporate Officer or Other Authorized Person Executing This Questionnaire on Behalf of Investor (Complete as applicable)

(a)	Name:

(b)	Current position or title:

3.	Investment Qualification: “Accredited Investor” Criteria
A.	EACH INVESTOR THAT IS AN INDIVIDUAL MUST CHECK OR OTHERWISE MARK ALL OF THE FOLLOWING STATEMENTS THAT ARE APPLICABLE TO SUCH INDIVIDUAL
                      I am an Accredited Investor because I had an individual income (defined below) of more than $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of such years, and I reasonably expect to have an individual income in excess of $200,000 (or a joint income with my spouse of $300,000) in the current year.
                      I am an Accredited Investor because I have an individual net worth (defined below), or my spouse and I have a joint net worth, in excess of $1,000,000.
                      I am not an Accredited Investor because I do not meet either of the above criteria. (Note: Only Accredited Investors may purchase Units in this Offering.)

     For purposes of this Investor Questionnaire, “individual income” means adjusted gross income as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited Company (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, (iv) amounts contributed to an IRA ‘or Keogh retirement plan, and (v) alimony paid; for this purpose, “joint income” shall equal the combined individual incomes of an individual and his or her spouse.
For purposes of this Investor Questionnaire, “net worth” (except as otherwise specifically defined) means the excess of total assets at fair market value, including personal property, over total liabilities, excluding the fair market value of the primary residence and all mortgage debt thereon unless such mortgage debt exceeds the fair market value of such residence, in which case such excess shall be deemed a liability.
B.	EACH CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY AND OTHER ENTITY THAT IS NOT A TRUST MUST CHECK OR OTHERWISE MARK ALL OF ‘THE FOLLOWING STATEMENTS THAT ARE APPLICABLE TO SUCH ENTITY:
      The corporation, partnership, limited liability company or other entity is accredited because it is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
      A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
      A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
      An insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company at defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
      A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Securities Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
      The corporation, partnership, limited liability company or other entity is accredited because it was not formed for the specific purpose of acquiring the Units and has total assets in excess of $5,000,000.

      The corporation, partnership, limited liability company or other entity is accredited because it is an entity all, of whose equity owners are Accredited Investors. Exhibit A to this Investor Questionnaire must be completed by all of its equity owners.
      The corporation, partnership, limited liability company or other entity is accredited for reasons other than those set forth above (Please attach explanation.)
      The corporation, partnership, limited liability company or other entity is not accredited. (Note: Only Accredited Investors may purchase Units in this Offering.)
C.	EACH TRUST MUST CHECK OR OTHERWISE MARK ALL OF THE FOLLOWING STATEMENTS THAT ARE APPLICABLE TO SUCH TRUST:
      The trust is accredited because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Units, and its purchase will be directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.
      The trust is accredited because the grantors of the trust may revoke the trust at any time and regain title to the trust assets and retain sole investment control over the assets of the trust, and all of the grantors are individual accredited investors. Exhibit A to this Investor Questionnaire must be completed by all grantors of the trust.
      The Trust is not accredited. (Note: Only Accredited Investors may purchase Units in this Offering.)
D.	EACH ESTATE MUST CHECK OR OTHERWISE MARK ALL OF THE FOLLOWING STATEMENTS THAT ARE APPLICABLE TO SUCH ESTATE:
      The estate is accredited because the executor(s), administrator(s) or personal representative(s) is(are) an accredited investor. Exhibit A to this Investor Questionnaire must be completed by the executor(s), administrator(s) or personal representative(s) of the estate.
      The estate is not accredited. (Note: Only Accredited Investors may purchase Units in this Offering.)

     4. Representations and Warranties of Investor. The undersigned individual, corporate officer or authorized person represents and warrants to the Company and Perrin, as or on behalf of the Investor, that (a) the information in the Subscription Agreement and Questionnaire is true, complete and accurate and may be relied upon by the Company and Perrin; and (b) the undersigned will notify the Company and Perrin immediately of any material adverse change in such information occurring prior to the acceptance of Investor’s subscription for the Units. Investor understands that the representations contained in this Questionnaire are made hereby primarily for the purpose of qualifying Investor as an Accredited Investor. Investor hereby further represents and warrants that the information furnished in this Questionnaire is true and correct in all respects and that all documents attached by Investor to this Questionnaire are complete and correct as of the date hereof. Investor understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against Investor for damages.

Individual Signature:	Entity Signature:

By:

Name (Print)

Name (Print)

Title

EXHIBIT A
FOR INVESTORS THAT ARE ENTITIES (i.e., NOT INDIVIDUALS)
I hereby certify that set forth below is a complete list of all owners of equity interests in, or grantors of, or executors, administrators or personal representatives of, a _______________________ (fill in corporation, partnership or other type of entity that is subscribing for Units) existing under the laws of ________________________ (fill in state or country in which Investor is organized). I also certify that each such owner, grantor or executor has signed in the space opposite his name, and that each such owner or grantor understands that if he or she marks “yes” under “Accredited Investor,” he or she represents that he or she is an Accredited Investor.

Signature of authorized corporate officer,
general partner, trustee or executor

Name of
Shareholder, Partner,
Member, Trustee, Grantor
Executor, Administrator	Accredited Investor		Signature
(please check “yes” or “no”)
1.	_____ Yes	_____ No

2.	_____ Yes	_____ No

3.	_____ Yes	_____ No

4.	_____ Yes	_____ No

5.	_____ Yes	_____ No

EXHIBIT E
LOCKUP AGREEMENT
     This AGREEMENT (the “Agreement”) is made as of the ____ day of _____, 2010, by ______________ (“Holder”), maintaining an address at [          ] facsimile: [          ], in connection with his ownership of shares of Vicor Technologies, Inc., a Delaware corporation (the “Company”).
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:
     1. Background.
          a. Holder is the beneficial owner of the amount of shares of the Common Stock, $0.0001 par value, of the Company (“Common Stock”) designated on the signature page hereto.
          b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements (each a “Subscription Agreement”) with subscribers to the Company’s Notes and Warrants (the “Subscribers”). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers an agreement from the Holder to refrain from selling any securities of the Company until such time as 75% of the outstanding Principal Amount of the Notes has either been repaid or converted into Common Stock (“Restriction Period”) except as described below.
     2. Sale Restriction.
          a. Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all stockholders of the Company in connection with the merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.
          b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.
          c. The foregoing notwithstanding, commencing six months after the last Closing Date, the Holder may transfer or sell, during each successive three month period, the lesser of (i) _____ shares of Common Stock or (ii) ___% of the aggregate trading volume of the Common Stock during the prior three month period as reported by the Principal Market.
     3. Miscellaneous.
          a. At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.
          b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Notices hereunder shall be given in the same manner as set forth in the Subscription Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.
          c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.
          d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.
          e. This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.
          f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.
          g. The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Subscribers identified in the Subscription Agreement and may be enforced by the Subscribers and may not be amended without the consent of the Subscribers (in the manner described in the Subscription Agreement), which may be withheld for any reason.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

Number of Shares of Common Stock Beneficially Owned Represented by ______________ shares of Common Stock and options, warrants and rights to acquire ______________ additional shares of Common Stock

COMPANY: VICOR TECHNOLOGIES, INC.
By:

Schedule 4(a) Subsidiaries
•	Nonlinear Medicine, Inc. — 2300 NW Corporate Blvd. Suite 123, Boca Raton, FL 33431 FIN/4 02-0701258

•	Stasys Technologies, Inc. — 2300 NW Corporate Blvd. Suite 123, Boca Raton, FL 33431 E1N/4 20-3024851

Schedule 4(d)
Capitalization Table
September 30, 2010

	Current	Amount Outstanding

Common Shares	46,066,606
Series B Junior Convertible Cumulative Preferred Stock (a)		$7,252,538
12% Convertible Promissory Notes (b)		$110,000
2004 Notes (c)		$250,000
8% Subordinated Convertible Notes (a)		$5,430,461

Warrants (d)	18,391,594
Options (e)	3,390,000

	67,848,200	$13,042,999

(a)	Convertible at the lesser of $0.80 per share of common stock or 80% of the price per share of common stock sold in a qualified funding event.

(b)	Convertible at $0.40.

(c)	Convertible at $2.25.

(d)	Weighted average exercise price of $0.99.

(e)	Weighted average exercise price of $0.75.
Authorized Common Shares 100,000,000
Authorized Preferred Shares 10,000,000
Series B Preferred Shares 8,000,000

Schedule 4(f) — Anti-dilution Rights; Reset Provisions
SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK
The Series B Convertible Preferred Stock does not require a conversion price adjustment calculation for the sale of the proposed Convertible Notes at this time.
Accrued Dividends do not impact this calculation because all they provide for is additional shares of common stock to be issued once conversion takes place and the conversion price is established.
8% SUBORDINATED CONVERTIBLE NOTES
These notes do not require a conversion price adjustment because they are convertible only at the lesser of $0.80 or 80% of the underlying common share price of a “Qualified Funding” consisting of gross proceeds of $3,000,000 or more. Also accrued interest does not impact any calculation because all it provides for is additional shares of common stock to be issued once conversion takes place and the conversion price is established.

Schedule 4(o) Material Changes; Undisclosed Liabilities
The only equity issuances since September 30, 2010 that have been issued to directors and officers are found listed below.
•	David Fater: 8,736 Shares

•	Frederick Hudson: 47,205 Shares

•	Ed Wiesmeier: 42,424 Shares

•	Joe Franchetti: 37,682 Shares

•	Total of 136,047 shares have been issued since September 30, 2010
The company continues to incur operating losses.

Schedule 4(w) Transfer Agent
•	Continental Stock Transfer — 17 Battery Place 8th Floor, New York, NY 10004 Contact: Michael Mullings (212) 845-3217

Schedule 7 Fees
•	None, other than fees to Perrin Holden & Davenport Capital Corp. in connection with this offering.

Schedule 8(e) Use of Proceeds

CATEGORY		AMOUNT

GROSS PROCEEDS		$2,950,000
PLACEMENT FEES	295,000
LEGAL FEES	$30,000	325,000

		$2,625,000

COMPENSATION		1,225,000
LEGAL AND ACCOUNTING (INCLUDING PATENT PROSECUTION)		350,000
RESEARCH AND DEVELOPMENT		400,000
GENERAL AND ADMINISTRATIVE		650,000

TOTAL		$2,625,000

Schedule 8(l) Intellectual Property
As of August 31, 2010 we have four issued United States patents, three patents issued by foreign countries (South Africa, Eurasia and New Zealand) and two United States pending patent applications relating to our PD2i technology. We also have two foreign patents issued (Eurasia and South Africa) and one United States pending patent application relating to our drug discovery program. Our issued patents expire in 2024. In addition, we currently have 31 foreign pending patent applications. We have filed patents with Australia, Brazil, Canada, China (Peoples Republic), European Patent Office, Hong Kong, India, Israel, Japan, Malaysia, Mexico, New Zealand, South Africa, South Korea, Taiwan, and Thailand. We have also filed patents pursuant to the Eurasian Patent Convention and the Patent Cooperation Treaty.
The following U.S. patents related to our PD2i® technology have been issued to us or are in prosecution:
1.	PD2i Electrophysiological Analyzer. United States Number 5,709,214. Patent issued January 20, 1998.

2.	PD2i Electrophysiological Analyzer. United States Number 5,720,294. Patent issued February 24, 1998.

3.	Improved Method and System for Detecting and/or Predicting Biological Anomalies. United States Number 7,076,288. Patent issued July 11, 2006.

4.	Use of PD2i Algorithm to Predict and/or Diagnose Cerebral Disorders. United States Number 7,276,026. Patent issued October 2, 2007.

5.	Knowledge Determination System. Patent applied for January 14, 2005. Number 11/332,066.

6.	PD2i Cardiac Analyzer V2.0. Patent applied for August 31, 2006. Number 60/824,170.

7.	Methods and Systems Related to Respiration. Patent applied for August 6, 2010. Number 12/852,329.
Trademarks
1.	PD2i — Reg. 3412578 — computer hardware and integrated computer software for monitoring biological data.

2.	PD2i — VS — Serial NO. 77783387 — computer hardware and integrated computer software for assessing the severity of physical injuries.

Schedule 8(w) Lockup Providers
The Following individuals will be subject to the Lock up Agreement which provides for the indicated quarterly maximum leakout.

		Quarterly
	Relative	leakout
	Ownership	limitation	20%
David Fater	18%	17,793	4%
James Skinner	48%	47,593	10%
Jerry Anchin	24%	24,318	5%
Daniel Weiss	7%	7,190	1%
Joseph Franchetti	1%	1,303	0%
Frederick Hudson	2%	1,803	0%

	100%	100,000	20%